Exhibit 95

Mine Safety Disclosure
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires domestic mine operators to disclose violations and orders issued under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”). Under the Mine Act, an independent contractor, such as Jacobs, that performs services or construction of a mine is included within the definition of a mining operator. We do not act as the owner of any mines. Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.
The following table provides information for the year ended September 26, 2014.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Mine ID: 02-00024 Contractor ID: 1PL	4		1			$10,194		No	No	68	8	38
Mine ID: 02-00144 Contractor ID: 1PL						—		No	No
Mine ID: 02-03131 Contractor ID: 1PL						—		No	No
Mine ID: 02-00137 Contractor ID: 1PL						—		No	No	1	1
Mine ID: 02-00150 Contractor ID: 1PL						—		No	No
Mine ID: 26-01962 Contractor ID: 1PL						$998		No	No	3	3	2
Mine ID: 29-00159 Contractor ID: 1PL						$4,113		No	No	2	1	1
Mine ID: 29-00762 Contractor ID: 1PL						—		No	No
Mine ID: 04-00743 Contractor ID: Y713								No	No
Totals	4	—	1	—	—	$15,305		No	No	74	13	41

Notes:

1.	Jacobs intends to contest the 1 "S&S" citation assessed at Mine ID 02-00024.

2.
The 58 litigation actions initiated in this reporting period pertain to citations assessed during multiple previous reporting periods. Jacobs is contesting the citations and anticipates a number of these citations will be vacated or their monetary penalties reduced and "S&S" designations, if any, removed.